FULBRIGHT & JAWORSKI
                                    L. L. P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                            New York, New York 10103            Houston
                                                                Washington, D.C.
                                                                Austin
                                                                San Antonio
                                                                New York
                                                                Los Angeles
Telephone: 212/318-3000                                         London
Facsimile: 212/752-5958                                         Zurich
                                                                Hong Kong
WRITER'S DIRECT DIAL NUMBER:
212/318-3318


February 15, 1996



The Board of Directors
First Eagle International Fund, Inc.
45 Broadway
New York, New York  10006

Dear Sirs:

     We refer to the filing by First Eagle International Fund, Inc., a Maryland corporation (the "Fund"), of a "Rule 24f-2 Notice" pursuant to Rule 24f-2 promulgated under the Investment Company Act of 1940, in which the Fund reported sales during the fiscal year ended December 31, 1995 of 200,161 shares of the Fund's common stock (the "Shares").

     We, as counsel to the Fund, have examined such documents and reviewed such questions of law as we deemed necessary for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon a certificate provided by the Secretary of the Fund. On the basis of such examination and review, we advise you that, in our opinion, the Shares have been legally issued and are fully paid and nonassessable.

     We consent to the filing of this opinion together with the Rule 24f-2 Notice referred to above. This consent is not to be construed as an admission that we are a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/Fulbright & Jaworski L.L.P
-----------------------------
Fulbright & Jaworski .L.L.P.